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                                                                    Exhibit 3.40

The undersigned:

Marijn Wilhelmina Elizabeth Corstiana Vos-van Roijen, deputy civil law notary, deputising for Aart Daniel Gerard Heering, civil law notary in Amsterdam.

declares:

that the attached document is a fair but an unofficial English translation of the Deed of Incorporation of CHC Netherlands B.V., executed before Aart Daniel Gerard Heering aforementioned, on 13 January 2004, in which an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

Signed in Amsterdam on 21 January 2004.

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VAN DOORNE

unofficial translation of the

DEED OF INCORPORATION
---------------------

of: CHC Netherlands B.V.
with its registered office in : Amsterdam.

Deed dated 13 January 2004.

On the thirteenth day of January two thousand and four, appeared before me, Aart Daniel Gerard Heering, civil law notary in the city of Amsterdam:

Jacobine Marga Alice Tinselboet, born in Hardenberg on the sixteenth day of August nineteen hundred and seventy-five, with office address at Jachthavenweg 121, 1081 KM Amsterdam,

acting as proxy of, and pursuant to a power of attorney, authorised in writing by:

CHC Sweden AB, a company with statutory seat in Vetlanda, Sweden and having its office address at 574 21 Vetlanda, Sweden, registered with the Trade Registry under number 556634-3660.

Said individual, acting in the aforesaid capacity, declared to incorporate hereby a private company with limited liability and to establish therefore the following:

ARTICLES OF ASSOCIATION
-----------------------

Name and Registered Office.
--------------------------

Article 1.
---------

1.      The Company is a private company with limited liability and its name is:
        CHC Netherlands B.V.

2.      The Company has its registered office in Amsterdam, The Netherlands.

The Company may have branch offices elsewhere, also outside The Netherlands.

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Objects.
-------

Article 2.
---------

1.      The objects for which the Company is established are:

        a. either alone or jointly with others to acquire and dispose of participations or other interests in bodies corporate, companies and enterprises, to collaborate with and to manage such bodies corporate, companies or enterprises;

        b. to acquire, manage, turn to account, encumber and dispose of any property - including intellectual property rights - and to invest capital;

        c. to supply or procure the supply of money loans, particularly - but not exclusively - loans to bodies corporate and companies which are subsidiaries and/or affiliates of the Company or in which the Company holds any interest - all this subject to the provision in paragraph 2 of this Article - , as well as to draw or to procure the drawing of money loans;

        d. to enter into agreements whereby the Company grants security, commits itself as guarantor or severally liable co-debtor, or declares itself jointly or severally liable with or for others, particularly - but not exclusively - to the benefit of bodies corporate and companies as referred to above under c;

        e. for purposes not related to the conduct of its business to make periodic payments for or towards pension or superannuation funds or other objects;

        f. to do all such things as are incidental or conducive to the above objects or any of them.

2. The Company may make loans with a view to enabling others to take or acquire Shares in its capital or Depository Receipts thereof, provided that such loans shall not exceed the amount of the Company's distributable reserves.

Capital.
-------

Article 3.
---------

The authorised capital of the Company is ninety thousand euro (EUR 90,000), divided into nine hundred (900) Shares of a par value of one hundred euro (EUR
100) each.

Definitions.
-----------

Article 4.
---------

1. In these Articles of Association the following words and expressions shall have the meanings hereby assigned to them:

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        a.   "Book 2" means: Book 2 of the Dutch Civil Code;

        b. "Board of Managing Directors/Managing Director(s)" means: the body of persons/individual person(s) controlling the management of the Company's business and representing the Company in the terms as defined in Book 2;

        c. "Company" means: the body corporate governed by these Articles of Association;

        d. "General Meeting" means: the members constituting the general meeting, and also: meetings of that body of members;

        e.   "Shares" means: shares in the capital of the Company;

        f. "Transfer Restrictions" means: the provisions in these Articles of Association which limit the transferability of Shares;

        g. "Depository Receipt" means: registered depository receipts issued for Shares with or without the cooperation of the Company;

        h. "Receipt Holders" means: holders of Depository Receipts issued with the cooperation of the Company, and also includes persons who possess usufruct of Shares and are entitled to vote such Shares, persons to whom Shares have been pledged and are entitled to vote such Shares, as well as shareholders who have no voting rights;

        i. "Receipt Holders' Right" means: the rights which by law vest in the Receipt Holders referred to under h, including but not limited to the right to receive notice of General Meetings, the right to attend such meetings and the right to take the floor at such meetings.

2. The expressions "written" and "in writing" used in these Articles of Association mean: communications sent by post, telefax or by any other means of telecommunication capable of transmitting written text.

Shares. Depository Receipts. Usufruct and pledge of Shares.
-----------------------------------------------------------

Article 5.
---------

1. All Shares shall be registered Shares. No share certificates shall be issued. The Board of Managing Directors may number the Shares in consecutive order, starting from number 1, and subject to this provision the Board of Managing Directors may change the numbering of Shares.

2. The Company may give its cooperation in the issue of Depository Receipts. Depository Receipts may not be issued to bearer.

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3.      Shares may be encumbered with usufruct. If at the creation of the usufruct it has been provided that the right to vote shall vest in the usufructuary, he shall have that right only if the grant of the voting right to the usufructuary and - in the case of assignment or transmission of the usufruct - the transmission of the voting right have been unanimously approved by the General Meeting.

4. Shares may be pledged as security. If at the creation of the pledge it has been provided that the right to vote shall vest in the pledgee, he shall have that right only if the grant of the pledge has been unanimously approved by the General Meeting. If the rights of the pledgee pass to another person, such person shall have the voting right only if the transmission of the voting right is unanimously approved by the General Meeting.

5. A shareholder who in consequence of usufruct or a pledge created on his Shares is not entitled to vote, usufructuaries entitled to vote and pledgees entitled to vote shall possess the Receipt Holders' Rights. The Receipt Holder's Rights shall not vest in usufructuaries and pledgees who are not entitled to vote.

Transfer of Shares. Exercise of shareholder's rights.
----------------------------------------------------

Article 6.
---------

1. The delivery of title to a Share shall require a notarial Deed executed for that purpose to which the transferor and the transferee shall be parties.

2. Paragraph 1 of this Article shall apply mutates mutandis to the creation and transfer of usufruct of Shares, to the creation of a pledge upon Shares and to the division of any community of property or joint estate of which Shares or a usufruct of Shares are part.

3. Following a transaction as referred to in paragraphs 1 and 2 of this Article, the rights attached to the Shares concerned may not be exercised until the deed has been served upon the Company or until the Company has acknowledged the transaction in writing. The provision in the preceding sentence shall not apply if the Company itself has been a party to the transaction.

Addresses. Notices and announcements. Register of shareholders.
--------------------------------------------------------------

Article 7.
---------

1. Shareholders, pledgees and usufructuaries of Shares and holders of Depository Receipts issued with the cooperation of the Company must supply their addresses to the Company in writing.

2. Notices, announcements and generally all communications intended for the persons referred to in paragraph 1 of this Article are to be sent in writing to the addresses they have supplied to the Company.

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3.      The Board of Managing Directors shall keep a register in which shall be recorded all particulars as prescribed by law concerning shareholders, usufructuaries and pledgees. In the register shall also be recorded each and any release from liability granted in respect of monies unpaid and not yet called on Shares.

4. If, as and when Depository Receipts have been issued with the cooperation of the Company, the particulars concerning the holders of such Depository Receipts shall be entered in the register of shareholders as referred to in paragraph 3 of this Article, or in a separate record belonging to and being part of the register of shareholders.

5. The register of shareholders shall be updated at regular times. The pages of the register shall be numbered consecutively and shall be initialled by such number of Managing Directors as is required for the valid representation of the Company. Each entry or note made in the register shall be initialled in the same manner.

Issue of Shares.
---------------

Article 8.
---------

1. The General Meeting has the power to resolve to issue Shares and to determine the price of issue and the other terms of issue, which terms may include payment on Shares in a foreign currency.

2. The provisions of paragraph 1 of this Article shall apply mutatis mutandis to the granting of rights to take Shares, but not to the issue of Shares to a person exercising a previously acquired right to take Shares.

3. The issue of Shares shall require a notarial deed to which the Company and each person to whom Shares are issued shall be parties.

4.      The Company cannot take Shares in its own capital.

5. When Shares are taken the amount of their par value must be paid at the same time. It may be agreed that part of that amount, such part not to exceed three fourths of the par value of the Shares, may remain unpaid until the Company shall make a call in respect of the monies unpaid on the Shares. Such arrangement may only be agreed prior to the resolution to issue Shares and shall require the approval of the General Meeting.

Pre-emptive right at issue of Shares.
------------------------------------

Article 9.
---------

1. Except as otherwise provided by law, at the issue of Shares, each shareholder shall have a pre-emptive right pro rata to the total amount of the Shares held by him on the date of the resolution to issue Shares.

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2.      If any shareholder fails to exercise his pre-emptive right or does not exercise that right on time or in full, the pre-emptive right in respect of the Shares so becoming available shall enure to the benefit of the other shareholders in the proportion described in paragraph 1 of this Article.

3. The General Meeting may, each time in respect of one particular issue of Shares, resolve to limit or to exclude the pre-emptive right of subscription for Shares, provided that such resolution be passed at the same time as the resolution to issue Shares.

4. A share issue at which shareholders may exercise a pre-emptive right and the period during which said right is to be exercised shall be announced by the Company to all shareholders. The pre-emptive right may be exercised during the period to be determined by the General Meeting, that period to be at least four weeks from the day following the date of despatch of the announcement.

5. The provisions of the preceding paragraphs of this Article shall apply mutatis mutandis to the granting of rights to take Shares.

Acquisition by the Company of its own Shares or Depository Receipts of such
---------------------------------------------------------------------------
Shares.
------

Article 10.
----------

1. Any acquisition by the Company of partly-paid Shares in its own capital shall be null and void.

2. The Company may acquire fully paid up Shares in its own capital by virtue of a resolution to that effect of the General Meeting. Such resolution shall confer upon the Board of Managing Directors the authorisation and the obligation to effectuate the acquisition, entirely without prejudice to the following provisions of this paragraph. The acquisition of fully paid up Shares by the Company shall be permitted only if:

        a. its shareholders' equity, reduced by the acquisition price of the share, is not less than the paid and called-up capital plus the reserves which must be maintained by law, and

        b. the par value of the Shares to be acquired and of the Shares already jointly held by the Company and its subsidiaries does not exceed one half of the issued capital of the Company.

3. The factor deciding whether the acquisition is valid shall be the amount of the shareholders' equity of the Company as shown in its most recently adopted balance sheet, reduced by the acquisition price of Shares in the capital of the Company and any payments from profit or reserves to others which may have become due by the Company and its subsidiaries after the balance sheet date.

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        If more than six months of a financial year have passed without the annual accounts having been adopted, the acquisition of own Shares under paragraph 2 of this Article shall not be permitted.

4. The preceding paragraphs of this Article shall not apply in respect of Shares which the Company may acquire gratuitously or by universal succession.

5. Any acquisition of Shares made in breach of the provisions of paragraph 2 of this Article shall be null and void.

6.      The word Shares where used in this Article shall include Depository
        Receipts.

Reduction of capital.
-------------------

Article 11.
----------

1. The General Meeting may resolve to reduce the issued capital by a cancellation of Shares or by a reduction of the par value of the Shares by amendment of the Articles of Association. The paid and called-up part of the capital may not fall below the minimum capital prescribed by law at the time of the resolution.

2. A resolution to cancel may only relate to Shares held by the Company itself or of which it holds the Depository Receipts.

3. If the General Meeting resolves to reduce the par value of the Shares by amendment of the Articles of Association - regardless whether this is done without redemption or against partial repayment on the Shares or upon release from the obligation to pay up the Shares - such reduction must be made pro rata on all Shares. This pro rata requirement may be waived if all shareholders so agree.

Shareholders' proxy, Shares belonging to any community of property or joint
---------------------------------------------------------------------------
estate.
------

Article 12.
----------

1. In respect of any or all of his Shares a shareholder may give one or several persons written power of attorney to exercise any or all of the rights attached to those Shares. Such power of attorney may not be given in respect of one and the same Share to more than one person simultaneously. The powers referred to in this paragraph also vest in usufructuaries and pledgees of Shares, as well as in holders of Depository Receipts.

2. Joint owners of any community of property of joint estate comprising Shares or Depository Receipts or a limited right to Shares or Depository Receipts may only exercise their rights by giving one or several persons written power of attorney to exercise said rights. If power of attorney is given to several persons, such power of attorney must specify in respect of which number of Shares or Depository Receipts each proxy is authorised to exercise the rights attached thereto.

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3.      In this Article the expression Depository Receipts refers only to
        Depository Receipts issued with the cooperation of the Company.

Transfer restrictions.
---------------------

Article 13.
----------

1. Each and every transfer of Shares shall require the prior approval of the General Meeting. The transfer must be made within three months after the approval has been granted or is deemed to have been granted.

2. The shareholder who wishes to transfer any of his Shares - hereinafter referred to as: the Transferor - shall give notice of that intent to the Board of Managing Directors, such notice to state the number of Shares intended to be transferred, the identifying numbers of those Shares and, if known, the name and address of each person to whom Shares are to be transferred.

3.      The approval shall be deemed to have been granted:

        a. if the General Meeting has not decided on the request for approval within six weeks of receipt of that request;

        b. if the General Meeting withholds its approval of the intended transfer and does not simultaneously inform the Transferor of the names of one or more prospective purchasers - hereafter referred to as: Purchasers - who are willing and able to purchase from the Transferor, against payment in cash of the price as described in paragraph 4, all of the Shares to which the request for approval relates. The Company itself may be designated as a Purchaser only with the consent of the Transferor.

4. If the General Meeting has duly designated one or more Purchasers, the price of the Shares - to be equal to their value - shall be determined by the Transferor and the Purchasers - hereinafter jointly referred to as: the Interested Parties - in mutual agreement. If they fail to reach such agreement within thirty days from the date when the Purchasers were designated, the price shall be determined by one independent expert, unless within the aforesaid term of thirty days the Interested Parties have reached agreement on the appointment of more than one expert. The expert(s) shall be appointed by the Interested Parties in mutual agreement; failing such agreement within fourteen days from the end of the aforesaid term of thirty days, the appointment of the independent expert(s) shall be made, at the request of any of the Interested Parties, by the Chairman or deputy Chairman of the Board of the Netherlands Institute of Chartered Accountants.

5. If the price of the Shares has been determined by one or more experts, during a period of thirty days after the price has so been determined, the Transferor shall be free to decide whether or not he will transfer the Shares to the Purchaser(s) at the price as so determined.

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6.      The costs incidental to the determination of the price by the expert(s)
        shall be paid by the Transferor if he does not agree to the price as determined and consequently declines to transfer the Shares to the Purchasers. In all other cases the aforesaid costs shall be paid by the Company.

BOARD OF MANAGING DIRECTORS.
---------------------------

Article 14.
----------

1. The business and affairs of the Company shall be managed by a Board of Managing Directors consisting of one or several Managing Directors. The number of Managing Directors shall be determined by the General Meeting.

2. The Managing Directors shall be appointed by the General Meeting. The General Meeting shall determine the remuneration and further terms of employment of each Managing Director and of the person referred to in paragraph 2 of Article 15.

3. A Managing Director may be suspended and/or removed from office by the General Meeting at any time. The Managing Director concerned shall be given the opportunity to account for his conduct at the General Meeting. For that purpose he may have himself assisted by a legal adviser.

Decision-making by the Board of Managing Directors, Managing Directors' ceasing
-------------------------------------------------------------------------------
to hold office or being unable to act.
-------------------------------------

Article 15.
----------

1. If the Board of Managing Directors consists of several members, resolutions of the Board of Managing Directors shall require an absolute majority of the votes cast. If the voting for and against a proposal is equally divided, another vote shall be taken if so demanded by any Managing Director. If no second vote is taken or if the voting for and against the proposal is again equally divided, the General Meeting shall have the power to decide on the proposal concerned.

2. In the event that one or more Managing Directors shall cease to hold office or be unable to act, the other or remaining Managing Directors or the only other or remaining Managing Director shall be temporarily entrusted with the management of the Company.

        In the event that all Managing Directors or the sole Managing Director shall cease to hold office or be unable to act, the management of the Company shall be temporarily entrusted to the person designated or to be designated for that purpose by the General Meeting. The provisions of these Articles of Association concerning the Board of Managing Directors and the Managing Director(s) individually shall apply mutatis mutandis to that person. Furthermore, that person shall be required to call a General Meeting as soon as possible, which General Meeting may decide on the appointment of one or several new Managing Directors.

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Representation.
--------------

Article 16.
----------

1. The Board of Managing Directors shall represent the Company. The power to represent the Company shall also vest in each of the Managing Directors individually.

2. If a Managing Director performs any transaction in a private capacity to which transaction the Company also is a party, or if a Managing Director, acting in his private capacity, conducts any legal action against the Company other than as referred to in Section 15 of Book 2, the Company shall be represented by a person to be appointed by the General Meeting. The choice of the person so to be appointed shall be at the sole discretion of the General Meeting.

3. The Board of Managing Directors may grant power of attorney for signature to one or several persons and may alter or revoke such power of attorney.

Restrictions of executive powers.
--------------------------------

Article 17.
----------

The General Meeting may determine that certain resolutions of the Board of Managing Directors shall be subject to its prior approval, provided that the General Meeting shall carefully describe such board resolutions and notify the Board of Managing Directors accordingly. The absence of any approval required pursuant to this Article shall not affect the power of representation as referred to in paragraph 1 of Article 16.

GENERAL MEETING.
---------------

Notice and venue of the General Meeting.
---------------------------------------

Article 18.
----------

1. Without prejudice to the provisions of Article 23, General Meetings shall be held as frequently as the Board of Managing Directors or any Managing Director may wish. The power to call the General Meeting shall vest in the Board of Managing Directors and in each Managing Director individually.

2. The Board of Managing Directors shall be required to call a General Meeting if one or several shareholders jointly representing at least one tenth of the issued and outstanding share capital so request the Board of Managing Directors, such request to specify the subjects to be discussed.

        If the General Meeting is not held within six weeks after such request, the applicants themselves shall be authorised to call the General Meeting - with due observance of the applicable provisions of the law and the Articles of Association - without for that purpose requiring authorisation from the President of the District Court. The provisions of

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        paragraph 3 of this Article shall apply mutatis mutandis to notice of a
        General Meeting as referred to in the preceding sentence.

3. Notice of the General Meeting must be given to each shareholder and Receipt Holder. The term of notice must be at least fifteen clear days before the day on which the meeting is held. Notice shall be given by means of letters, specifying the subjects to be discussed at the meeting.

4. If the term of notice has not been observed or if notice has not been given or has not been served in the appropriate manner, valid resolutions may nevertheless be passed, also in respect of subjects which have not been announced or the announcement of which has not been made in the prescribed manner, provided that any such resolution be passed unanimously at a General Meeting at which the entire issued and outstanding share capital is represented.

5. General Meetings shall be held in the municipality in which the Company's office is situated or in [Amsterdam?], Rotterdam, the Hague or at Schiphol Airport in the municipality of Haarlemmermeer. Entirely without prejudice to the provisions of paragraph 4 of this Article, any resolution passed at a General Meeting held elsewhere - in or outside the Netherlands - shall be valid only if the requirements of notice set out in paragraph 3 of this Article have been complied with and the entire issued and outstanding share capital is represented.

Admittance to and chairmanship of the General Meeting.
-----------------------------------------------------

Article 19.
----------

1. The shareholders and the Receipt Holders are entitled to admittance to the General Meeting. The Managing Directors of the Company also are entitled to admittance, with the exception of any Managing Director who has been suspended, and admittance shall further be granted to any person whom the chairman of the meeting concerned has invited to attend the General Meeting or any part of that meeting.

2. If a shareholder or a Receipt Holder wishes to attend any General Meeting by proxy, he must issue a written power of attorney for that purpose, which power of attorney must be presented to the chairman of the meeting concerned.

3.      The General Meeting itself shall appoint its chairman.

4. Unless a notarial record of the business transacted at the meeting is drawn up, or unless the chairman himself wishes to keep minutes of the meeting, the chairman shall designate a person charged with keeping the minutes.

        The minutes shall be adopted by the General Meeting at the same meeting or at a subsequent meeting, in evidence of which the minutes shall be signed by the chairman and the secretary of the meeting at which the minutes were adopted.

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Voting rights, Decision-making.
------------------------------

Article 20.
----------

1.      Each Share carries the right to cast one vote.

2. In determining to which extent the shareholders cast votes, are present or are represented, or to which extent the share capital is represented the Shares in respect of which no votes may be cast shall not be taken into account.

3. Unless the Articles of Association stipulate a larger majority, all resolutions of the General Meeting shall be passed by an absolute majority of the votes cast.

4.      Blank votes and invalid votes shall not be counted.

5. Votes on business matters - including proposals concerning the suspension, dismissal or removal of persons - shall be taken by voice, but votes on the election of persons shall be taken by secret ballot, unless the chairman decides on a different method of voting and none of the persons present at the meeting object to such different method of voting.

6. If at the election of persons the voting for and against the proposal is equally divided, another vote shall be taken at the same meeting; if then again the votes are equally divided, then - without prejudice to the provision in the next following sentence of this paragraph - a drawing of lots shall decide.

        If at an election of persons the vote is taken between more than two candidates and none of the candidates receive the absolute majority of votes, another vote - where necessary after an interim vote and/or a drawing of lots - shall be taken between the two candidates who have received the largest number of votes in their favour.

        If the voting for and against any other proposal than as first referred to in this paragraph is equally divided, that proposal shall be rejected.

Decision-making outside a meeting.
---------------------------------

Article 21.
----------

Unless there are legal entities or persons, who are entitled to the rights which the law assigns to the holders of Depository Receipts issued with the cooperation of the Company, any resolution which shareholders entitled to vote can pass at a General Meeting may also be passed by them outside a meeting, provided that they all express themselves in writing in favour of the proposal concerned. The persons who have passed a resolution outside a meeting shall immediately inform the Board of Managing Directors of that resolution.

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Financial Year, Annual accounts.
-------------------------------

Article 22.
----------

1.      The financial year of the Company shall be equal to the calendar year.

2. Each year within five months after the end of the Company's financial year, save where this term is extended by a maximum of six months by the General Meeting on account of special circumstances, the Board of Managing Directors shall draw up annual accounts and an annual report on that financial year. To these documents shall be added the particulars referred to in Section 392, sub-section 1, of Book 2. However, if the provisions of Section 403 of Book 2 have been applied to the Company and if and to the extent that the General Meeting does not decide otherwise:

        a.   the obligation to draw up the annual report and

        b. the obligation to add to the annual accounts the particulars referred to in Section 392 of Book 2 shall not apply

        If the Company qualifies as a legal entity in the terms of Section 396 sub-section 1 or Section 397 sub-section 1 of Book 2 the Company shall not be required to make an annual report unless by law the Company must establish a works council or unless no later than six months from the start of the financial year concerned the General Meeting has resolved otherwise.

3. The annual accounts shall be signed by all Managing Directors. If the signature of one or more of the Managing Directors is missing, this and the reason for such absence shall be stated.

4. The Company shall ensure that the annual accounts and, if required, the annual report and the particulars added by virtue of Section 392 of book 2 shall be available at the office of the Company as soon as possible but not later than as from the date of notice calling the General Meeting intended for the discussion and approval thereof. Said documents shall be open to the inspection of the shareholders and Receipt Holders at the office of the Company and copies thereof may be obtained by them free of charge.

Annual General Meeting, Approval of annual accounts.
---------------------------------------------------

Article 23.
----------

1. Each year at least one General Meeting shall be held, that meeting to be held, within six months after the end of the Company's last expired financial year.

2.      The annual accounts shall be approved and adopted by the General
        Meeting.

Profits and losses.
------------------

Article 24.
----------

1.      The profits of the Company shall be at the disposal of the General
        Meeting.

2. The Company may distribute profits only if and to the extent that its shareholders' equity is greater than the sum of the paid and called-up part of the issued capital and the reserves which must be maintained by virtue of the law.

3. Dividends may be paid only after approval and adoption of the annual accounts which show that they are justified.

4.      For the purposes of determining the allocation of profits any Shares or

        Depository Receipts held by the Company and any Shares or Depository Receipts of which the Company has a usufruct shall not be taken into account.

5. The General Meeting may resolve to declare interim dividends. A resolution to declare an interim dividend from the profits realised in the current financial year may also be passed by the Board of Managing Directors.

        Dividend payments as referred to in this paragraph may be made only if the provision in paragraph 2 of this Article has been met.

6. Unless the General Meeting sets a different term for that purpose, dividends shall be made payable within thirty days after they are declared.

7. A General Meeting declaring a dividend may direct that it is to be satisfied wholly or partly by the distribution of assets.

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8.      Any deficit may be set off against the statutory reserves only if and to the extent that the law shall permit.

Amendment of Articles of Association, Merger, Division.
------------------------------------------------------

Article 25.
----------

A resolution to amend the Articles of Association or a resolution for a merger or a resolution for a division in the terms of Part 7 of Book 2 may be passed by the General Meeting only by a majority of at least two thirds of the votes cast; such majority must represent more than one half of the issued and outstanding share capital.

                                       14
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                                   Van Doorne
                      Advocaten * Notarissen * Fiscalisten

Winding up and liquidation.
--------------------------

Article 26.
----------

1. The General Meeting shall have the power to resolve to wind up the Company, provided with due observance of the requirement laid down in
        Article 25.

2. Unless otherwise resolved by the General Meeting or unless otherwise provided by law, the Managing Directors of the Company shall be the liquidators of the Company.

3. The surplus assets remaining after all the Company's liabilities have been satisfied shall be divided among the shareholders in proportion to that part of the par value of the Shares which each one has paid on his Shares by virtue of calls made upon the shareholders.

4. After completion of the liquidation the books, records and other data-carriers of the dissolved Company shall for a period of seven years remain in the custody of the person whom the liquidators have appointed for that purpose in writing.

Finally, the following statement was made:
-----------------------------------------

(A) The capital issued at the Company's incorporation is eighteen thousand euro (EUR 18,000), divided into one hundred and eighty (180) Shares, numbered 1 up to and including 180, of a par value of one hundred euro (EUR 100) each; all of these Shares have been subscribed for by CHC Sweden AB, hereinafter referred to as the "Incorporator".

(B) The Shares subscribed for by the Incorporator have been paid up by the Incorporator in cash, receipt of which payment is hereby, to the extent necessary, acknowledged by the Company. Said payment in full is evidenced by the statement as referred to in Section 203a sub-section 1 of Book 2, to be attached to this Deed. If and to the extent that said statement shows that payment was made in a foreign currency, such foreign currency payment is permitted.

(C) Jo Mark Zurel, born in Johannesburg, South Africa, on the twenty-first day of February nineteen hundred sixty-four, living at 7 Hebbard Place, St John's, A1A5J6, Newfoundland & Labrador, Canada, holder of a valid Canadian passport with number: BD 106026 has been appointed the first Managing Director of the Company.

(D) Pursuant to Section 203 subsection 4 of Book 2 the transactions described above under (A) up to and including (C) above are binding upon the Company

(E) The first financial year of the Company shall end on the thirty-first day of December two thousand and four.

                                       15
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                                   Van Doorne
                      Advocaten * Notarissen * Fiscalisten

Closing Statement
-----------------

On the nineteenth day of December two thousand and three the Minister of Justice has issued under number B.V. 1264281 a written statement certifying that there is no evidence of any impediment preventing the incorporation of the Company.

The original or a copy of the power of attorney given to the said individual, the statement as referred to in Section 203a sub-section 1 of Book 2 and the statement of the Minister of Justice will be attached to this Deed.

I, civil law notary, stated and explained the substance of this Deed and pointed out the consequences of the contents of this Deed to the said individual, who is known to me, civil law notary. The said individual then declared that the said individual had noted the contents of this Deed and that the said individual agreed therewith. Subsequently, this Deed, which was executed in Amsterdam, was, immediately after it had been read aloud in part, signed by the said individual and by me, civil law notary, on the date first above written.

W.s.: the appearing person and the civil law notary.

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